CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                                                   EXHIBIT 10.17

                                LICENSE AGREEMENT

      THIS LICENSE AGREEMENT ("Agreement"), effective as of July 1, 2001 ("Effective Date"), is by and between the following parties:

CHUGAI DIAGNOSTICS SCIENCE CO., LTD., a corporation duly organized under the laws of Japan, having a principal place of business at 41-8, Takada 3 Chome, Toshima-Ku, Tokyo 171-8545, Japan ("CDS"), and

GEN-PROBE INCORPORATED, a Delaware corporation, having its principal place of business at 10210 Genetic Center Drive, San Diego, California 92121-4362 ("GEN-PROBE").

                                    PREAMBLE

      A. GEN-PROBE has developed proprietary technology relative to the performance of diagnostic assays based on genetic probe technology for the detection of agents causing infectious diseases, including viruses, and for the detection of cancer and has the right to grant licenses to and under that certain technology described and claimed in the Gen-Probe Patent Rights as defined below.

      B. CDS desires to obtain a license from GEN-PROBE to practice the inventions described in the Gen-Probe Patent Rights as defined below, and to make, have made, use, sell or offer for sale Licensed Products, Future Licensed Products and Licensed Methods as defined below, and GEN-PROBE is willing to grant such a license on the terms and subject to the conditions provided herein.

      NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      For purposes of this Agreement, the terms defined in this Article shall have the meanings specified below:

      1.1 "Affiliate" shall mean a corporation or other legal entity that is controlling or controlled by a Party. For purposes of this definition, "control" means the ownership, directly or indirectly, of more than fifty percent (50%) of the outstanding equity securities of a corporation which are entitled to vote in the election of directors or a more than fifty percent (50%) interest in the net assets or profits of an entity which is not a corporation.

      1.2 "Calendar Year" shall mean any calendar year commencing on January 1 and ending on December 31; provided, however that the 2001 Calendar Year shall be the period commencing on the Effective Date and ending on December 31, 2001.

      1.3 "Confidential Information" shall mean all information and materials, patentable or otherwise, of a Party which are not generally known or available, are treated as private and confidential by the disclosing Party and are disclosed by or on behalf of such Party to the other Party pursuant to this Agreement, including, but not limited to, formulations, techniques, methodology, equipment, data, reports, customer lists, pre-clinical and clinical trials and the results thereof, sources of supply, patent positioning and business plans, including any negative developments, whether or not related to this Agreement.

      1.4 "Dispute" shall mean any controversy or claim relating to, arising out of or in any way connected to any provision of this Agreement.

      1.5 "Effective Date" shall mean the date first set forth above.

      1.6 "Exchange Rate" shall mean, with respect to any amount to be converted from a foreign currency to U.S. dollars hereunder, Sumitomo Mitsui Banking Corporation's TTS rate on the last Japanese business day of the Semi-Annual Period preceding the applicable Semi-Annual Period.

      1.7 "Field" shall mean the field of diagnostics, including but not limited to human, animal and environmental diagnostics and food testing and of investigational use only (IUO) applications. The "Field" specifically does not include nucleic acid probe based testing of human blood, plasma or other blood products intended for direct transfusion or administration to humans. The "Field" also does not include nucleic acid probe based testing for infectious agents in blood in connection with organ transplants.

      1.8 "First Commercial Sale" shall mean the first sale by CDS of any Licensed Product, Future Licensed Product to be defined in Section 3.1, or Licensed Method for value and not for demonstration, testing or promotional purposes.

      1.9 "Gen-Probe Patent Rights" shall mean (a) the Japanese patents, patent applications and international applications, to the extent they enter the national stage in Japan, identified in Exhibit "A" to this Agreement; (b) all patents that have issued or in the future issue, that are derived from or are related to, by priority, in whole or in part, all patents, patent applications and international applications identified in Exhibit A to this Agreement, including without limitation utility model and design patents and certificates of invention; and (c) all reissues, reexaminations, renewals and extensions, continuations, continuations-in-part and divisionals, claiming priority from the Japanese patent applications, patents and international applications, to the extent they enter the national stage in Japan, identified in Exhibit A. In each case, the Gen-Probe Patent Rights include only those patents, patent applications and international applications, to the extent they enter the national stage in Japan, for which Gen-Probe has the legal right to grant licenses, immunities or other rights thereunder. Notwithstanding the above, in the future at GEN-PROBE's sole discretion, GEN-PROBE may offer to add its totally new patents and patent applications to the Exhibit A in exchange for a reasonable compensation to be mutually agreed upon.

      1.10 "Licensed Method" shall mean any method, the use or practice of which would constitute, but for the license granted herein, an infringement of any issued Valid Claim within the Gen-Probe Patent Rights; provided, however, that Licensed Methods shall never include any method directed to the detection of any target or marker that is excluded from Future Licensed Products under Section
3.1. In the event that CDS (or its Affiliate(s)) invoices third parties for CDS's performance of a Licensed Method used in conjunction with a Licensed Product or Future Licensed Product, then Net Sales (as defined in Section 1.12, below) shall include an amount equal to the average per unit Net Sales attributed to the Licensed Method multiplied by the number of such Licensed Methods performed by CDS (or its Affiliate(s)) during the Semi-Annual Period. If such Licensed Product or Future Licensed Product is not sold to third parties for commercial use during such Semi-Annual Period, a reasonable apportionment shall be made of the gross amount invoiced for performance of the Licensed Method between the value of the Licensed Product or Future Licensed Product per se and the value of the laboratory services associated therewith, taking into account the average selling prices of products similar to the Licensed Products or Future Licensed Products. Such apportionment shall be negotiated in good faith between the Parties.

      1.11 "Licensed Product" shall mean any already developed product or product in development as of the Effective Date of this Agreement including the products listed on Exhibit B to this Agreement to the extent that it is:

            a. Any product that is specifically intended for use in practicing a Licensed Method;

            b. Any product that lacks a substantial use other than in practicing a Licensed Method; or

            c. Any product, the making, using, selling, or offering for sale of which would constitute, but for the license granted herein, an infringement of any issued Valid Claim within the Gen-Probe Patent Rights and/or patents on Derivative Inventions;

provided, however, that the products which CDS, as of the Effective Date, distributes under the Distribution Agreement between GEN-PROBE and CDS dated September 1, 1998, shall be excluded from the Licensed Product definition.

      1.12 "Net Sales" shall mean the aggregate amount of revenue in U.S. Dollars (converted as necessary for sales made in a currency other than U.S. Dollars into U.S. Dollars at the applicable Exchange Rate on the last business day of such Semi-Annual Period in accordance with Section 1.6 above) received or receivable by CDS and/or its Affiliates with respect to all Licensed Products, Licensed Methods and Future Licensed Products sold during such Semi-Annual Period, (for any Licensed Product, Licensed Method or Future Licensed Product transferred for consideration other than cash, the sales price shall be deemed to be the average price at which identical Licensed Products, Licensed Methods or Future Licensed Products were sold by CDS or its Affiliates during such Semi-Annual Period in "arms-length" transactions), less only the following:



                                     [***]



      1.13 "Party" or "Parties" means, in the singular, CDS or GEN-PROBE and in the plural, CDS and GEN-PROBE.

      1.14 "Royalty Period" shall mean the Semi-Annual Period or partial Semi-Annual Period, commencing with the Effective Date of this Agreement, and each Semi-Annual Period thereafter.

      1.15 "Semi-Annual Period" shall mean, for each calendar year, the six month period beginning on each January 1 or July 1 of such year, without regard to whether such dates are otherwise business days.

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    the Commission. Confidential treatment has been requested with respect to the omitted portions.

      1.16 "Term" shall mean the term of this Agreement, consisting of the period from the Effective Date until termination of this Agreement in accordance with Article X hereof.

      1.17 "Territory" shall mean the country of Japan only.

      1.18 "United States" shall mean the United States of America, its territories and possessions.

      1.19 "U.S. Dollar" shall mean the United States dollar. All references in this Agreement to monetary amounts shall be to U.S. Dollars unless otherwise stated.

      1.20 "Valid Claim" shall mean any claim of the patents included within the Gen-Probe Patent Rights which either (a) is included in an issued patent that has not been held unenforceable or invalid by any agency or court of competent jurisdiction in any unappealable or unappealed decision or (b) remains pending in a patent application that has not been abandoned or finally rejected without the possibility of appeal or refiling.

                                   ARTICLE II
                                 GRANT OF RIGHTS

      2.1 License Grant. Subject to the terms and conditions of this Agreement, GEN-PROBE hereby grants CDS, and CDS hereby accepts a non-exclusive, non-transferable, royalty-bearing license in the Territory under the Gen-Probe Patent Rights to develop, make, have made, use, offer for sale, sell and have sold, Licensed Products in the Field, Future Licensed Products pursuant to
Section 3.1 and to practice Licensed Methods in the Field.

      2.2 Initial License Fee. CDS agrees to pay a one-time license fee of [***] to GEN-PROBE for the rights granted from the Effective Date through termination. Said payment shall be made within sixty (60) days of the execution of this Agreement.

      2.3 Licensed Products Distribution Option. If CDS completes development of a Licensed Product, GEN-PROBE shall have an option to distribute such Product outside the Territory on reasonable commercial terms. Following notification by CDS of submission to the Ministry of Health, Labor and Welfare or equivalent government authority of an application for approval of a Licensed Product, GEN-PROBE shall have one hundred and twenty (120) days to exercise its option. If GEN-PROBE exercises its option to distribute a Licensed Product outside the Territory, the Parties shall negotiate in good faith the reasonable commercial terms of such distribution agreement. Should GEN-PROBE elect not to exercise its option for distribution rights outside the Territory, CDS may present to GEN-PROBE for written approval a third party candidate for


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the Commission. Confidential treatment has been requested with respect to the omitted portions.

the distribution rights on the same or less beneficial terms and conditions as those offered to GEN-PROBE. CDS agrees they shall not select any third party candidate that would compete with GEN-PROBE products or with GEN-PROBE partners' or collaborators' products in the nucleic acid testing area. If GEN-PROBE declines to exercise this option during the one hundred twenty (120) days and CDS later proposes a distribution agreement with a third party under more favorable terms and conditions than were originally offered to GEN-PROBE, CDS must return to GEN-PROBE and offer the distribution rights under the more favorable terms and conditions to GEN-PROBE.

      2.4 Limitation of Rights. CDS acknowledges that its rights under the Gen-Probe Patent Rights are limited to those expressly granted herein and that CDS is not granted the right to develop, make, use, sell, transfer or otherwise make available to Third Parties any products other than Licensed Products, or to make, use or sell Licensed Products outside the Field or outside the Territory (except that CDS shall have the right to sell Licensed Products and/or Future Licensed Products, pursuant to the terms of this Agreement, for resale outside the Territory pursuant to Section 2.3 and Section 3.4).

      2.5 Sublicensing. CDS shall have the right to sublicense to its Affiliates the rights granted by GEN-PROBE to CDS under this Article II. CDS shall not have the right to grant a sublicense to any party other than an Affiliate without the prior written consent of GEN-PROBE.

      2.6 Assignment. Neither Party to this Agreement shall have the right to assign, delegate, mortgage, pledge, hypothecate, sublicense or otherwise transfer any rights or obligations under this Agreement without the prior written consent of the other Party. Any such purported transfer without such prior written consent shall be deemed void and without effect. For purposes of this Agreement, "assignment" shall include (i) the transfer of substantially all of the assets of a Party, even if this Agreement is specifically excluded from such transfer and (ii) any change in the ultimate beneficial control of a Party. CDS's rights under this Agreement shall terminate upon any merger, consolidation, or similar change in corporate structure to which GEN-PROBE has not consented in writing. Notwithstanding the foregoing, either Party may assign and transfer this Agreement, including all its rights and obligations hereunder, to any Affiliate of such Party, provided that such assignment shall not relieve the assigning Party of its obligations hereunder. Notwithstanding any of the foregoing, GEN-PROBE may assign and transfer this Agreement, including all its rights and obligation hereunder, to any party succeeding to all its business. In addition, GEN-PROBE may assign or transfer its right to receive payments hereunder upon reasonable prior written notice to CDS.

      2.7 Ownership. GEN-PROBE shall retain the unrestricted right to use, and/or license for use, for any purpose whatsoever, the property that is the subject of this Agreement, inside or outside the Field. Except for the licenses expressly granted under Section 2.1, no right, title, or interest in any discovery, invention or other technology, data or information (or any patent, copyright, trademark, or other intellectual property rights therein) of GEN-PROBE shall pass to CDS under this Agreement. GEN-PROBE shall not be under any obligation to grant to CDS any additional rights, other than those granted by Section 2.1, in any patent, copyright, trademark, or other intellectual property, nor shall GEN-PROBE be restricted with respect thereto.

      2.8 Limitations. Nothing in this Agreement shall be interpreted as giving CDS the right to analyze, dissect, or disassemble any instrument, reagent, component, object, software or other property of GEN-PROBE provided under the terms of this Agreement, and which is not properly available from other sources which have the right to transfer such property and authorize such activity, in order to circumvent the need for a license of the technology reflected therein. The licenses granted hereunder do not include a license for research and development activities which are intended to identify means by which the need for the license can be avoided.

      2.9 Recognition of [***] and [***] Agreements. The rights granted to CDS by GEN-PROBE hereunder are subject to the following:

      [***] AGREEMENT. The patent rights designated as [***] are sublicensed to CDS having its principal place of business at 41-8 Takada 3-Chome, Toshima-Ku, Tokyo 171-8545, Japan by GEN-PROBE under the terms of a co-exclusive license agreement (the "[***] Agreement") effective April 27, 1997 between GEN-PROBE and [***]. Under the terms of the [***]
      Agreement, certain provisions as set forth in Exhibit E, attached hereto, are incorporated into this Agreement by reference.

      [***] AGREEMENT. GEN-PROBE is a party to a non-assertion agreement [***] with [***], which agreement grants certain rights and imposes certain conditions with respect to [***]. CDS agrees, at the request of [***], to permit and to cooperate fully with an annual review of its manufacturing records (and such other records as may be required) by an impartial, technically qualified third party to verify compliance with the provisions of Section 3.3 of the [***] Agreement. Selection of such third party shall be subject to the approval of CDS, such approval to be not unreasonably withheld. The results of such a review as provided to [***] will consist solely of a finding of compliance or non-compliance. The cost of such review shall be borne by [***] and shall not be unreasonably burdensome for CDS.

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

      CONTINUATION OF RIGHTS. In the event the [***] Agreement or [***] Agreement is terminated for any reason, the rights under such agreements which are granted by GEN-PROBE to CDS under this Agreement, as applicable, may be continued with [***] and/or [***], as applicable, provided that certain conditions precedent, as set forth in Exhibit E, shall have been fulfilled.

      2.10 Notification of Future Licenses Granted. GEN-PROBE agrees to notify CDS prior to any public announcement being made, in the event that GEN-PROBE grants to a third party a license in Japan for the Gen-Probe Patent Rights.

                                   ARTICLE III
                                 FUTURE PRODUCTS

      3.1 Development of Future Licensed Products. Subject to all of the terms and constraints of the license grant of Section 2.1, CDS shall have the right to develop and include with the license granted hereunder diagnostic assays and assays for investigational use only (IUO) applications in addition to those identified on Exhibit B (such additional assays to be referred to as the "Future Licensed Products"). CDS shall exercise its right to designate Future Licensed Products by providing GEN-PROBE with written notice of such designation. Future Licensed Products under this Agreement and the license granted to CDS under
Section 2.1, shall not, under any circumstances, include any product, regardless of instrument platform, directed to the markers or disease targets identified on Exhibit C which have been exclusively licensed to Bayer Corporation pursuant to the provisions of a June 11, 1998 agreement between GEN-PROBE and Chiron (a copy of which has been made available to CDS). Additionally, Future Licensed Products under this Agreement and the license granted to CDS under Section 2.1, shall not under any circumstance include any product, regardless of instrument platform, directed to a marker or disease target for which GEN-PROBE has given or received a "Blocking Notice" pursuant to Section 4.3.7 of the June 11, 1998 agreement between GEN-PROBE and Chiron (a copy of which has been made available to CDS). Additionally, Future Licensed Products and the license granted to CDS under
Section 2.1 shall not include any product, regardless of instrument platform, directed to the markers or disease targets identified on Exhibit D which are targets for current GEN-PROBE products. Additionally, Future Licensed Products and the license granted to CDS under Section 2.1 shall not under any circumstances include any product directed to a marker or disease target for which GEN-PROBE can demonstrate by reasonably satisfactory evidence that, prior to the time it received CDS's designation of such assay, GEN-PROBE had completed the Design Review Process Phase 1 on a probe based assay. If GEN-PROBE receives a designation from CDS for a Future Licensed Product that is precluded by this Section, it will notify CDS in


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                                       8
writing within thirty (30) days and provide reasonably satisfactory documentation to support the exclusion of the proposed probe based assay from the license granted hereunder.

      3.2 Termination of License. The license granted under this Agreement for each Future Licensed Product for commercial sale shall terminate unless CDS begins active development of such Future Licensed Product within six (6) months of the date of the written notice by CDS to GEN-PROBE under Section 3.1 above, and CDS submits an application of approval of such Future Licensed Product to the Ministry of Health, Labor and Welfare or equivalent government authorities within four (4) years of the date of the written notice by CDS to GEN-PROBE under Section 3.1 above. The license granted under this Agreement for each Future Licensed Product for investigational use only ("IUO") shall terminate unless CDS begins active development of such Future Licensed Product within six
(6) months of the date of the written notice by CDS to GEN-PROBE under Section
3.1 above and CDS accomplishes the first commercial sale of the IUO Future Licensed Product within eighteen (18) months of the date of the written notice by CDS to GEN-PROBE. Notwithstanding the above, each period of four (4) years and eighteen (18) months specified above may be extended upon mutual written consent.

      3.3 Development Support and Funding. All development work for all Licensed Products and Future Licensed Products shall be the sole responsibility of CDS. In GEN-PROBE's sole discretion, GEN-PROBE may, at the request and cost of CDS, provide CDS with technical information, materials or technical training pursuant to any of GEN-PROBE's new technologies or inventions, provided that such a transfer is permitted by laws and regulations.

      3.4 Future Licensed Product Distribution Option. If CDS develops a Future Licensed Product, GEN-PROBE shall have an option to distribute such Product outside the Territory on reasonable commercial terms. Following notification by CDS of submission to the Ministry of Health, Labor and Welfare or equivalent government authorities of an application for approval of a Future Licensed Product, GEN-PROBE shall have one hundred and twenty (120) days to exercise its option. If GEN-PROBE exercises its option to distribute a Future Licensed Product outside the Territory, the Parties shall negotiate in good faith the reasonable commercial terms of such distribution agreement. Should GEN-PROBE elect not to exercise its option for distribution rights outside the Territory, CDS may present to GEN-PROBE for written approval a third party candidate for the distribution rights on the same or less beneficial terms and conditions as those offered to GEN-PROBE. CDS agrees they shall not select any third party candidate that would compete with GEN-PROBE products or with GEN-PROBE partners' products in the nucleic acid testing area. If GEN-PROBE declines to exercise its option during the 120 days and CDS later proposes a distribution agreement with a third party under more favorable terms and conditions than were originally offered to GEN-PROBE, CDS must return to GEN-PROBE and offer the distribution rights under the more favorable terms and conditions to GEN-PROBE. GEN-PROBE approval shall not be unreasonably withheld.

      3.5 Coordination. CDS and GEN-PROBE will meet at least semiannually to provide updates on product development progress by the Parties, including but not limited to: updates on patent status concerning Gen-Probe Patent Rights and Derivative Inventions; business strategies pertaining to this License and Future Licensed Products in the Territory. CDS and GEN-PROBE may also discuss and consider the potential for collaboration or co-development activities in areas of mutual interest and benefit: including but not limited to, CDS suggestions for potential third party sub-licensees. Any activities outside the provisions of this Agreement shall be at GEN-PROBE's sole discretion.

                                   ARTICLE IV
                                    ROYALTIES

      4.1 Royalty Payment for Past Licensed Sales. CDS agrees to pay GEN-PROBE the amount of [***] as royalty payment for sales of CDS's hepatitis B virus ("HBV") product in the period from product launch (July, 1998) to the Effective Date of this Agreement. Said payment shall be made in U.S. Dollars within thirty (30) days of the execution of this Agreement. Beginning with the Effective Date of this Agreement, royalty payments for the CDS HBV product shall be governed by this Agreement.

      4.2 Percentage Royalties. CDS agrees to pay GEN-PROBE royalties on Net Sales as set forth herein. The amount of royalties payable under this Section
4.2 shall be determined on a Semi-Annual Period basis and, for any Semi-Annual Period, such amount shall be calculated by taking (A) the Net Sales for such Semi-Annual Period of all the Licensed Products and Future Licensed Products, multiplied by (B) the Applicable Royalty Rate described below.

      4.3 Applicable Royalty Rate:

      The "Applicable Royalty Rate" shall be calculated as follows:

      Applicable Rate   Portion of Total Annual Net Sales:
      [***]             Less than or equal to $5 million
      [***]             > $5 million and less than or equal to $10 million
      [***]             > $10 million and less than or equal to $15 million
      [***]             > $15 million and less than or equal to $20 million
      [***]             > $20 million

      [***]

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                                       10

      [***]

      4.4 Royalty Payments. The percentage royalty accruing to GEN-PROBE under this Agreement shall be paid by CDS on a Semi-Annual Period basis beginning the Semi-Annual Period in which a First Commercial Sale occurs. Payments shall be made within forty-five (45) days of the end of each such Royalty Period. All amounts payable to GEN-PROBE under this Section will first be calculated in the currency of sale and then converted into U.S. dollars in accordance with Section
1.6 and, to the extent permitted by applicable law, international trade convention and government regulations, such amounts shall be paid without any deduction for withholding taxes, value-added taxes, collection fees, exchange fees, bank transfer charges any other charges applicable to such payments, except where such withholding by CDS is required by law, international trade convention and government regulations. Payments shall be made by CDS to the address set forth in this Agreement for GEN-PROBE, or in such other manner as may be reasonably directed from time to time by GEN-PROBE.

      4.5 Pricing. CDS shall have sole discretion in establishing prices for Licensed Products and Future Licensed Products based upon prevailing market conditions, competitive factors and other commercial considerations it reasonably deems relevant. Royalties payable under this Agreement shall not be reduced through sale of such Products in a manner as to serve as a "loss leader". Royalties payable under this Agreement shall not be reduced through marketing of Licensed Products and Future Licensed Products, associated instrumentation, or other products and services in such a manner as to distort the relative value of the Licensed Products or Future Licensed Products in relation to the cost or value of the instrument or other products and services, when considered in light of the primary marketing practices within the clinical diagnostic industry (or other relevant industry, if applicable).

      4.6 Taxes. In the event that CDS is required to withhold taxes imposed upon GEN-PROBE for any payment under this Agreement by virtue of the laws or governmental regulations of a country in which Licensed Products or Future Licensed Products are sold or Licensed Methods are practiced, then such payments will be made by CDS on behalf of GEN-PROBE by deducting from the payment due GEN-PROBE and remitting such taxes to the proper authorities on a timely basis, provided that CDS supplies GEN-PROBE with official documentation and/or tax receipt on such withholdings supporting such taxes and such payments as may be required by GEN-PROBE for its tax records.

      4.7 Royalty Reports. A report containing the following information shall accompany each royalty payment:

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    the Commission. Confidential treatment has been requested with respect to
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
            A. Gross sales of Licensed Products and Future Licensed Products made by CDS and its Affiliates during the applicable Royalty Period;

            b. Calculation of Net Sales for the applicable Royalty Period;

            c. Total Net Sales in U.S. dollars for the applicable Royalty Period, together with the exchange rates used for conversion; and,

            d. Calculation of the royalty amount payable to GEN-PROBE for the applicable Royalty Period.

All such reports shall be maintained in confidence by GEN-PROBE. If no royalties or other payments are due to GEN-PROBE for any Semi-Annual Period, the report shall so state.

      4.8 Records. CDS shall keep, and shall require that its Affiliates keep, for a period of not less than three (3) years after each Calendar Year, complete, true and accurate books of account and other records containing all information and data which may be necessary to ascertain and verify the amount of royalties payable hereunder for such Calendar Year, including, without limitation, detailed backup for the computations of Net Sales which records shall contain sufficient information to permit GEN-PROBE to confirm the accuracy of any reports delivered to GEN-PROBE in accordance with Section 4.7. During the term of this Agreement and for a period of three (3) years thereafter, GEN-PROBE shall have the right from time to time (not to exceed twice during each Calendar
Year) to inspect, at reasonable times and under reasonable conditions, the books and records of CDS containing the information referred to in this Section.

      4.9 Late Payments. Any payments by CDS that are not paid on or before the date such payments are due under this Agreement shall bear interest charges at the rate of one percent (1%) per month. The interest shall be one percent (1%) for the first one to thirty-one days and shall be prorated on a daily basis thereafter. The interest shall be calculated from the date the payment was due to GEN-PROBE until actually received by GEN-PROBE.

      4.10 Third Party Royalties. CDS will be solely responsible for payment of all royalties due to third parties as a result of CDS's development, manufacture, use, or sale of any Licensed Products, Future Licensed Products or Licensed Methods. GEN-PROBE agrees to provide commercially reasonable assistance to CDS in their efforts to obtain third party licenses deemed necessary by CDS, which third parties are listed on Exhibit F hereto.

                                    ARTICLE V
                                  INFRINGEMENT

      5.1 Infringement by Third Parties.

            (a) If CDS becomes aware of any known or suspected infringement by a third party on any Gen-Probe Patent Rights or copyrights, or any unauthorized use or misappropriation of know-how, Confidential Information or other proprietary rights in any way pertaining to the Gen-Probe Patent Rights, CDS shall notify GEN-PROBE, in writing, within two (2) weeks of learning of such infringement and shall provide all available supporting information known to CDS regarding any such infringement, unauthorized use or misappropriation.

            (b) If GEN-PROBE, at its own expense, commences a suit under this Section, CDS shall provide reasonable cooperation and assistance to GEN-PROBE in connection with any such suit, without any charge therefor other than reasonable out-of-pocket expenses.

            (c) In the event GEN-PROBE commences a suit under this Section, GEN-PROBE may require CDS to join in such suit as a party, but CDS shall have no obligation to participate in the litigation except to the extent action is required of a named party to the suit. If CDS is required to join in any such suit, CDS shall have the right, at its sole expense, to participate and be represented in any such suit by its own counsel, which counsel shall be reasonably acceptable to GEN-PROBE. In the event the Parties win a suit under this Section and obtain damages from such third party, CDS shall be entitled to be reimbursed its pro rata share of any such award up to the amount of CDS's total costs for the suit.

      5.2 Alleged Infringement on Rights of Third Parties. In the event that any third party makes a written claim or demand, or brings an action, suit or proceeding, against either Party (or any of its Affiliates), alleging infringement of such third party's patent rights or copyrights or unauthorized use or misappropriation of its know-how, confidential information or other proprietary rights, arising out of, or in connection with Gen-Probe Patent Rights, such Party shall promptly notify (within two (2) weeks of receiving notice of such claim) the other Party in writing, and provide copies of all materials or papers received by or served on such claimed Party from or by such third party. Each Party agrees to make available to the other Party, without charge, its advice and assessment with respect to the technical merits of any matter which is the subject of any such claim, demand, action, suit or proceeding.

                                   ARTICLE VI
                                   INVENTIONS

      6.1 Derivative Inventions. The Parties acknowledge and agree that, notwithstanding that only limited rights have been granted hereunder, certain new technology may be discovered or invented by CDS through CDS's use of the Gen-Probe Patent Rights or GEN-PROBE Confidential Information within the uses and in the manner contemplated by this Agreement. Any discovery, invention or improvement that is made by CDS as a result of access to GEN-PROBE Confidential Information, or through the use of Gen-Probe Patent Rights as licensed under this Agreement, and which is closely and fundamentally related to such Gen-Probe Patent Rights, shall be referred to herein as a "Derivative Invention".

            a. When CDS recognizes that it has made a Derivative Invention subject to this Article, it shall promptly disclose that fact to GEN-PROBE.

            b. CDS shall own any Derivative Invention.

            c. CDS may use such Derivative Invention, together with the Gen-Probe Patent Rights licensed hereunder, for those uses and purposes which do not require any further license of the Gen-Probe Patent Rights other than that granted herein (it being the agreement of the Parties that there are no implied license rights created by this Agreement).

            d. CDS agrees not to assert its rights in a Derivative Invention in such a manner as would block or diminish GEN-PROBE's rights and the rights of GEN-PROBE's collaborators to practice the Gen-Probe Patent Rights with which the Derivative Invention was made.

            e. Upon request, CDS shall grant a non-exclusive license to GEN-PROBE to enable GEN-PROBE to make, use, sell, offer for sale, and import products which use or include the Derivative Invention outside the Territory. If a Derivative Invention is not patentable, or if the Derivative Invention does not have any substantial commercial use other than uses which would infringe the Gen-Probe Patent Rights which are the subject of this Agreement, then the non-exclusive license to be granted hereunder shall not be royalty bearing. If a Derivative Invention is patentable and has a substantial commercial use which would not infringe the Gen-Probe Patent Rights, then the non-exclusive license to be granted hereunder shall include commercially reasonable terms to be negotiated. The "commercially reasonable terms" referred to above shall give full recognition in favor of GEN-PROBE to the value of the Gen-Probe Patent Rights with which the Derivative Invention was made. The "commercially reasonable terms" shall also give full recognition, in favor of CDS, to the value of the inventive application contributed by CDS to the Gen-Probe Patent

            Rights. Nothing contained herein shall require CDS to license to GEN-PROBE any technology other than the Derivative Invention itself.

                                   ARTICLE VII
                          REPRESENTATION AND WARRANTIES

      7.1 Authorization. Each Party represents and warrants to the other that it has the legal right and power to enter into this Agreement, to extend the rights and licenses granted to the other in this Agreement, and to fully perform its obligations hereunder, and that the performance of such obligations will not conflict with its charter documents or any agreements, contracts, or other arrangements to which it is a party.

      7.2 Gen-Probe Patent Rights. GEN-PROBE represents and warrants that it has the full legal right and power to enter into obligations and grant the rights and licenses set forth in this Agreement. GEN-PROBE shall be responsible for effectuating the patent applications of the Gen-Probe Patent Rights and for maintaining the filed patents of the Gen-Probe Patent Rights in effect and full force during the Term of this Agreement.

      7.3 Disclaimer of Warranties. The license and rights herein are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. GEN-PROBE MAKES NO REPRESENTATION OR WARRANTY THAT THE LICENSED PRODUCTS OR LICENSED METHODS WILL NOT INFRINGE ANY PATENT OR PROPRIETARY RIGHT OF OTHERS. CDS shall be solely responsible for payment of all royalties due to any third parties in connection with CDS's development, manufacture, use or sale of any Licensed Product.

      7.4 Limitation of Liability. IN NO EVENT WILL GEN-PROBE BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM CDS'S EXERCISE OF THIS LICENSE OR ITS USE OF LICENSED PRODUCTS OR LICENSED METHODS.

                                  ARTICLE VIII
                                 CONFIDENTIALITY

      8.1 Treatment of Confidential Information. Each Party shall maintain the Confidential Information of the other Party in confidence, and shall not disclose, divulge or otherwise communicate such Confidential Information to others, or use it for any purpose, except that each Party shall have the right to disclose Confidential Information to its employees who have a need to know such information in order to fulfill the objectives of this Agreement. Each Party hereby agrees to exercise its best efforts and precautions (at least the same degree of care that the Party uses to protect its own Confidential Information) to prevent and restrain the unauthorized disclosure of such Confidential Information by any of its directors, officers, employees, consultants, subcontractors, agents and Affiliates which shall include obtaining appropriate secrecy or confidentiality undertakings from such persons. Each Party shall be responsible for any breach of any such undertakings by its employees, agents or representative.

      8.2 Exceptions to Confidentiality

            8.2.1 The restrictions on disclosure and use set forth in Section
8.1 shall not apply:

            a. To information which was generally available to the public at the time of disclosure, or information which becomes available to the public after disclosure by Disclosing Party other than through fault of the Receiving Party.

            b. To information which can be shown to have been already known to the Receiving Party prior to its receipt from the Disclosing Party.

            c. To information which is obtained at any time lawfully from a third party under circumstances permitting its use or disclosure to others.

            d. To information which is developed independently by Receiving Party as evidenced by written records other than through knowledge of the Confidential Information.

            e. In any event, after the expiration of five (5) years from the termination date of this Agreement.

            f. To information required to be disclosed by the Receiving Party to comply with a court or administrative order provided the Receiving Party furnishes prompt notice (in no event more than 3 days) to Disclosing Party to enable it to resist such disclosure.

            8.2.2 The foregoing exceptions to Confidential Information shall not operate to exclude from Confidential Information any information that (i) is merely embraced by more general information available on a nonconfidential basis or, (ii) consists of a combination of features, each of which may be publicly available, but wherein the combination itself and its principle of operation constitute Confidential Information because they are not embraced by corresponding information which is within one of the foregoing exceptions.

                                   ARTICLE IX

                                 INDEMNIFICATION

      9.1 Indemnification by CDS. CDS shall indemnify, defend, and hold harmless GEN-PROBE and its Affiliates and their directors, officers, employees, and agents and their respective successors, heirs and assigns (the "Indemnitees") against any and all claims, suits, losses, liability, damages, or expenses resulting from or arising out of CDS's exercise of the licensed rights granted herein including any sale, manufacture or use of a Licensed Product or performance of a Licensed Method (including reasonable attorney's fees and expenses of litigation). This indemnification will include, but not be limited to, any product liability.

      9.2 Notification. GEN-PROBE shall promptly notify CDS in writing of any claim which GEN-PROBE believes it may have a right of indemnification under this Agreement.

      9.3 Cooperation. GEN-PROBE will provide reasonable cooperation to CDS for a claim, suit, loss or damage subject to Section 9.1.

                                    ARTICLE X
                              TERM AND TERMINATION

      10.1 Term. This Agreement shall commence on the Effective Date and shall remain in effect for [***] years, unless earlier terminated as provided in this
Article X. Thereafter, this Agreement shall automatically renew for consecutive [***] unless one Party gives notice to the other Party of non-renewal ninety
(90) days or more prior to the expiration date.

      10.2 Survival. Any termination of this Agreement shall not affect the following:

            a. CDS's obligations that have accrued prior to termination;

            b. CDS's continuing obligation to indemnify GEN-PROBE; and

            c. GEN-PROBE's or CDS's continuing obligation to maintain the confidentiality of the terms of this Agreement and any Confidential Information received from the other Party pursuant to this Agreement.

      10.3 Material Breach By CDS. If CDS should violate or fail to perform any material term or covenant of this Agreement, GEN-PROBE may give written notice of such default ("Notice of Default") to CDS. If CDS should fail to take appropriate steps to cure such default within sixty (60) days of the effective date of such Notice of Default pursuant to the notice provisions of Section 14.11, GEN-PROBE shall have the right to terminate the license and rights granted to

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CDS hereunder by issuing a second written notice ("Notice of Termination") to CDS. Thereafter, the license and rights previously granted to CDS shall terminate automatically on the effective date of the Notice of Termination. Such termination shall not relieve CDS of its obligation to pay any royalty or license fees owing at the time of termination and shall not impair any accrued right of GEN-PROBE.

      10.4 Material Breach by GEN-PROBE. If GEN-PROBE should violate or fail to perform any material term or covenant of this Agreement, CDS may give written notice of such default ("Notice of Default") to GEN-PROBE. If GEN-PROBE should fail to take appropriate steps to cure such default within sixty (60) days of the effective date of such Notice of Default pursuant to the notice provisions of Section 14.11, CDS shall have the right to terminate the license by issuing a second written notice ("Notice of Termination") to GEN-PROBE. Thereafter, the license and rights shall terminate automatically on the effective date of the Notice of Termination. Such termination shall not relieve CDS of its obligation to pay any royalty or license fees owing at the time of termination and shall allow CDS to continue to sell Licensed Product, Licensed Methods and Future Licensed Products which CDS has in inventory for a period not to exceed six (6) months after the effective date of the Notice of Termination. Any such sales after the effective date of the Notice of Termination shall be subject to the provisions of Article IV.

                                   ARTICLE XI
                                 PATENT MARKING

      If requested by GEN-PROBE, CDS agrees to mark all Licensed Products made, used or sold under the terms of this Agreement, or their containers, with the patent number or numbers of any applicable Gen-Probe Patent Rights practiced thereby to the extent it is not prohibited by law.

                                   ARTICLE XII
                                     EXPORT

      12.1 Acknowledgment. The Parties acknowledge that the export of technical data, materials or products is subject to the exporting Party receiving all necessary export licenses and that the Parties cannot be responsible for any delays attributable to export controls which are beyond the reasonable control of either Party. Each Party covenants and agrees to comply with all applicable treaties, laws, statutes, rules and regulations of their respective federal, state or local governmental entity or instrumentality, including, without limitation, GEN-PROBE's responsibility under the provisions of the United States Export Administration Act of 1969, as amended, and all other applicable export laws, restrictions and regulations of the Department of Commerce and the United States Food and Drug Administration ("FDA") and CDS's responsibility under Japanese import and export restrictions and requirements. The receiving Party shall provide the exporting Party with any information, materials, certifications of other documents which may be reasonably required in connection with such export laws, restrictions and regulations.

      12.2 Written Assurance. Without limitation of the foregoing, and in support of maintaining a general license for the export of technical data under this Agreement, CDS agrees that the Gen-Probe Patent Rights are for use in Japan only and will not be knowingly exported from Japan, directly or indirectly, without CDS first obtaining written permission from GEN-PROBE for such export. GEN-PROBE agrees that such permission shall include obtaining permission for export (if required) from the United States Department of Commerce, the FDA and/or other appropriate United States governmental agencies. CDS shall be responsible for obtaining permission from any countries to which the export will be made.

                                  ARTICLE XIII
                                   ARBITRATION

      In the event of any Dispute, the Parties shall seek to settle their differences amicably between themselves, including entering into non-binding mediation. Any unresolved dispute shall be resolved by final and binding arbitration in accordance with this Article. Whenever a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Party. The Party giving such notice shall refrain from instituting the arbitration proceedings for a period of ten (10) days following such notice to allow the Parties to attempt to resolve the dispute between them. If the Parties are still unable to resolve the dispute, the Party giving notice may institute the arbitration proceeding under the rules of Conciliation and Arbitration of the International Chamber of Commerce as then in effect ("ICC Rules"). Arbitration shall be held in New York, New York. The arbitration shall be conducted before three arbitrators, with each Party to select one arbitrator and with the third arbitrator to be appointed in accordance with ICC Rules. The arbitrators shall undertake in writing as a condition of service to conduct proceedings in a speedy and efficient manner, to render the award promptly after the final arbitration hearing, and further shall confirm in writing to the President of the Court of Arbitration of the International Chamber of Commerce that such undertaking is being or has been fulfilled, or shall report the reasons for any failure of fulfillment, as a condition for any application for fees. If so requested by either Party, preparation of any Terms of Reference referred to in ICC Rules shall be waived and the matters in dispute shall be determined by the arbitrators based on the timely submissions of the Parties. The arbitrators shall not have the power to award punitive damages or any award of multiple damages under this Agreement and such awards are expressly prohibited. Any arbitration award shall be by majority vote and shall be final and binding on the Parties. Judgment on the award may be entered in any court having jurisdiction. Except to the extent entry of judgment and any subsequent enforcement may require disclosure, all matters relating to the arbitration, including the award, shall be held in confidence by the Parties. Nothing contained in this Article shall prevent either Party from seeking temporary restraining orders, injunctions or such other relief in any court of competent jurisdiction.

                                   ARTICLE XIV
                                  MISCELLANEOUS

      14.1 Force Majeure. Each of the Parties hereto shall be excused from the performance of its obligations hereunder in the event performance of this Agreement is prevented by force majeure and such excuse shall continue as long as the condition constituting such force majeure continues, plus thirty (30) days after the termination of such condition. For purposes of this Agreement, force majeure is defined as follows:

                  Causes beyond the control of CDS or GEN-PROBE, including acts of God; war; any regulations, acts, rules, orders, proclamations, requirements or laws of any government; civil commotion; strike, lockout or other industrial dispute; destruction of production facilities or material by fire, water, earthquake or storm; plant breakdown or failure of equipment; inability to obtain equipment and/or supplies; epidemics; failure of public utilities or common carriers; or by any circumstances whatsoever beyond a Party's reasonable control.

      14.2 Specific Performance and Injunction. The Parties agree that irreparable damage will occur in the event that the provisions of Article VIII are not specifically enforced. In the event of a breach or threatened breach of any such provisions, CDS agrees that GEN-PROBE shall, in addition to all other remedies, be entitled to temporary or permanent injunction, without showing any actual damage or that monetary damages would not provide an adequate remedy and without the necessity of posting any bond, and/or a decree for specific performance, in accordance with the provisions hereof.

      14.3 Governing Law. This Agreement will be construed and governed by the laws of the State of New York, without giving effect to conflict of law provisions and excluding the United Nations Convention of Contracts for the International Sale of Goods, except that any arbitration hereunder shall be governed by Article XIII herein.

      14.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

      14.5 No Third Party Benefits. Nothing in this Agreement, express or implied, is intended to confer on any person other than the Parties hereto or their permitted assigns, any benefits, rights or remedies.

      14.6 Registration. In the event that this Agreement is required to be registered with any governmental authority in the Territory, CDS shall cause such registration to be made and shall bear any expense or tax payable in respect thereof.

      14.7 English Language. The official text of this Agreement shall be in the English language, and such English text shall be controlling in all respects, notwithstanding any translation hereof required under the laws and regulations of the Territory. The Parties undertake to use the English language in respect of all documents and communications contemplated herein, except where another language must be used under the laws and regulations of the Territory. In any such case, a certified English translation shall be supplied to the other Party by the Party using such documents or making such communication.

      14.8 Headings. All headings in this Agreement are for convenience only and shall not affect the meaning of any provision hereof.

      14.9 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective lawful successors and assigns.

      14.10 Compliance With Law. Nothing in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any statute, law, ordinance or treaty, the latter shall prevail, but in such event the affected provisions of the Agreement shall be conformed and limited only to the extent necessary to bring it within the applicable legal requirements.

      14.11 Notices. All notices, requests, demands and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given upon the date of receipt if delivered by hand, recognized international overnight courier, confirmed facsimile transmission, or registered or certified mail, return receipt requested, postage prepaid to the following addresses or facsimile numbers:

     If to GEN-PROBE:                       If to CDS:
     Gen-Probe Incorporated                 Chugai Diagnostics Science Co., Ltd.
     10210 Genetic Center Drive             41-8, Takada 3 Chome, Toshima-Ku
     San Diego, California 92121-4362       Tokyo 171-8545
     U.S.A.                                 Japan
     Attn: President                        Attn: President
     Facsimile: (858) 410-8637              Facsimile: (0)3-3987-3516

Either Party may change its designated address and facsimile number by notice to the other Party in the manner provided in this Section.

      14.12 Amendment and Waiver. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both Parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

      14.13 Severability. In the event that any provision of this Agreement shall, for any reason, be held to be invalid, or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and the Parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent.

      14.14 Attorneys' Fees. If either Party hereto commences an arbitration or other action against the other Party to enforce any of the terms hereof or because of the breach by such other Party of any of the terms hereof, the prevailing Party shall be entitled, in addition to any other relief granted, to all actual out-of-pocket costs and expenses incurred by such prevailing Party in connection with such action, including, without limitation, all reasonable attorneys' fees, and a right to such costs and expenses shall be deemed to have accrued upon the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

      14.15 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements or understandings between the Parties relating to the subject matter hereof.

            (The remainder of this page is intentionally left blank)

      IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as a sealed instrument effective as of the date first above written.


GEN-PROBE INCORPORATED

By: /s/ Henry L. Nordhoff
    ____________________________
         Henry L. Nordhoff
         President & Chief Executive Officer


CHUGAI DIAGNOSTICS SCIENCE CO., LTD.

By: /s/ Haruo Kato
    _____________________________
         Haruo Kato
         President & Chief Executive Officer

                                    EXHIBIT A

                                GEN-PROBE PATENTS

[12 Pages of Gen-Probe Patents Deleted Pursuant to Confidential Treatment
Request]

                                    EXHIBIT B

                                LICENSED PRODUCTS

[***]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT C

                             EXCLUDED VIRAL TARGETS

EXCLUDED ASSAY TARGETS - EACH OF THE VIRUSES INCLUDED IN THIS LIST SHALL INCLUDE MUTANTS, VARIANTS AND RELATED SUBTYPES

[***]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT D

                           EXISTING GEN-PROBE PRODUCTS

[***]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT E

               EXCERPTS OF [***] AND [***] AGREEMENTS

ADDITIONAL CLAUSES RELATING TO THE [***] AGREEMENT

1. DEFINITIONS

      The following definitions shall apply within this Exhibit E. All other defined terms shall have the meanings set forth elsewhere in the License Agreement between GEN-PROBE and CDS of which this Exhibit E is a part.

      1.1 "Invention" shall mean all rights, titles and interest to the technique of [***] and pursuant to 35 U.S.C. 202, and any Licensed Patent(s), as hereinafter defined, which may issue to such Invention.

      1.2 [***], including the information contained in such application, with respect to the Invention, any foreign patents corresponding thereto, and/or any divisions, continuations, or continuations-in-part, or reissue thereof.

      1.3 "Licensed Product(s)" means any Licensed Product (as such term is defined elsewhere in the License between GEN-PROBE and CDS of which this Exhibit E is a part), the manufacture, use, or sale of which:

            (a) Is covered by a valid claim of an issued, unexpired Licensed Patent(s) directed to the Invention. A claim of an issued, unexpired Licensed Patent(s) shall be presumed to be valid unless and until it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken;
            (b) Is covered by any claim being prosecuted in a pending application directed to the Invention.

2. WARRANTY AND NEGATION OF WARRANTIES

      2.1 Nothing in this License is or shall be construed as:

            (a) A warranty or representation by [***] as to the validity or scope of any Licensed Patent(s);
            (b) A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this


*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                  License is or will be free from of patents, copyrights, and other rights of third parties;
            (c) An obligation to bring or prosecute actions or suits against third parties for infringement, except that [***], CDS, and GEN-PROBE shall promptly inform each other of any suspected infringement of any Licensed Patent(s) by another party; or
            (d) Granting by implication, estoppel, or otherwise any licenses under patents of [***] or other persons other than Licensed Patent(s), regardless of whether such patents are dominant or subordinate to any Licensed Patent(s).

      2.2 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, [***] MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE LICENSED PRODUCT(S) WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OF THIRD PARTIES.

      3.  INDEMNITIES

      3.1 GEN-PROBE agrees to indemnify, hold harmless, and defend [***] against any and all claims for death, illness, personal injury, property damage, and improper business practices arising out of the manufacture, use, sale, or other disposition of Invention, Licensed Patent(s), or Licensed Product(s) by GEN-PROBE, its sublicensees or their customers.

      3.2 CDS shall at all times comply, through insurance or self-insurance, with all statutory workers' compensation and employer's liability requirements covering any and all employees with respect to activities performed under this License.

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT E

            ADDITIONAL CLAUSES IN THE [***] AND [***] AGREEMENTS
                    RELATING TO CONTINUATION OF SUBLICENSES

[***] AGREEMENT

      The [***] Agreement sets forth the following terms and conditions relating to the continuation of sublicenses following termination of the [***] Agreement:

      4.3.3 Upon termination of this Agreement for any cause, any sublicense granted hereunder shall continue with [***] provided the sublicensee agrees to thereafter assume the obligations of GEN-PROBE insofar as they correspond to the scope of the sublicense.

[***] AGREEMENT

      The [***] Agreement sets forth the following terms and conditions relating to rights of Gen-Probe's Licensees should a breach by Gen-Probe terminate its rights under the [***] Agreement:

      10.3 Upon termination of this Agreement, as permitted by Section 10.2, the non-breaching party shall grant direct immunity from legal action to Licensees of the breaching party, under the terms and conditions set forth in this Agreement, provided that:

            (a) the non-breaching party shall have received express written notice of the license granted to such Licensee prior to the effective termination date of this Agreement;
            (b) the Licensee expressly agreed in writing on or before the ninetieth (90th) day prior to the effective termination date of this Agreement to be bound by the terms and conditions of this Agreement.

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT E

                           ADDITIONAL [***] CLAUSES

                                     [***]

      "GEN-PROBE Version" shall mean [***]

      (a) [***]

      (b) [***]

      (c) [***]

          [***]

      (a) [***]

      (b) [***]

      (c) [***]
                                       42


*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]

Equivalent unit definitions and assay conditions may be substituted as long as they produce results that may be quantitatively converted by established valid procedures (e.g., multiplication by a conversion factor or by reference to a standard curve) to the assay conditions and unit definitions set forth above.

For example, [***]

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]

Data supporting equivalence of any substitutions must be made available for inspection as set forth in Section 3.3 of this Agreement.

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT F

      Third Party Royalty Obligations For Gen-Probe Licensees


                                     [***]

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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                                     [***]


*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
                                       46